Exhibit 99.1

ON24 Expands Capital Return Program to $125 Million and Announces Governance Enhancements

Incremental $25 Million of Capital to be Returned as Special Cash Dividend Delivering

In Aggregate $50 Million Special Cash Dividend Payable in Q2 2023

Cynthia Paul and Ron Mitchell Appointed to Board of Directors;

Company to Pursue Board Declassification by 2026 Annual Meeting

Enters into Cooperation Agreement with Indaba Capital Management

SAN FRANCISCO – March 13, 2023 – ON24 (NYSE: ONTF) (“ON24” or the “Company”), a leading sales and marketing platform for B2B digital engagement, today announced that its Board of Directors (the “Board”) has authorized an expansion of its recently announced capital return program and a series of governance enhancements.

$125 Million Capital Return Authorization

The ON24 Board of Directors has authorized the expansion of its previously announced $100 million capital return program by an incremental $25 million. Under the expanded $125 million authorization, ON24 will return an additional $25 million to shareholders in the form of a special cash dividend, delivering in the aggregate a $50 million special cash dividend payable in the second fiscal quarter of 2023. As previously announced, the Company expects the remaining $75 million of capital return to be effected through a combination of an accelerated share repurchase (“ASR”) program and/or open market purchases, to be completed within the next 12 months. Upon completion of the $125 million capital return program, ON24 will have returned $166 million of capital since December 2021.

Sharat Sharan, co-founder, CEO and director of ON24, said, “At ON24, our strong balance sheet provides us with the financial flexibility to return this additional capital to our shareholders while continuing to invest in our business. We are pleased to increase the total return, which demonstrates our confidence in ON24’s strategy, future growth prospects, and ability to achieve profitability in the near-term as well as underscores our commitment to deliver value to our shareholders.”

The Company notes that its expanded capital return authorization does not constitute a legal obligation to repurchase shares. The timing, number of shares repurchased, and prices paid for the repurchased shares under this program will be at the discretion of management and will depend on market conditions as well as regulatory limitations, including applicable blackout period restrictions.

New Director Appointments and Governance Enhancements

The Company also announced that, effective immediately, two new independent directors have been appointed to its Board of Directors. The ON24 Board has nominated and appointed Cynthia Paul, Chief Executive Officer and Chief Investment Officer of Lynrock Lake LP (“Lynrock”) as a Class II Director standing for re-election at the 2023 Annual Meeting for a three-year term expiring at the 2026 Annual Meeting.

Ms. Paul is a seasoned investor and executive with more than 25 years of experience investing across the full capital structure of public and private companies, with a focus on the technology industry. She currently serves on the Board of Directors of Allot Ltd. and as an advisory board member of AlphaSense Inc.

In connection with a cooperation agreement entered into between ON24 and Indaba Capital Management (“Indaba”), the Board has also appointed Ron Mitchell, co-founder and Chief Executive Officer of Humanity Health Inc. (“Humanity Health”) as a Class I Director with a two-year term expiring at the 2025 Annual Meeting of Shareholders.

Mr. Mitchell joins the Board with more than 20 years of experience building, managing and growing technology-enabled consumer businesses. Mr. Mitchell currently serves on the Board of Directors of Tabula Rasa HealthCare.

With these appointments, the ON24 Board is expanding to nine directors, eight of whom are independent and six of whom have been appointed in the last three years.

Mr. Sharan continued, “Board refreshment and shareholder engagement are evergreen priorities and we are pleased to welcome Cynthia and Ron to our Board. This is a critical time for ON24, as we take actions to enhance our operations, advance our path to profitability, and drive shareholder value. Moving ahead, we look forward to benefitting from Cynthia’s and Ron’s collective experience and valuable insights as we work to advance our position as an industry-leading sales and marketing digital engagement platform.”

The ON24 Board also intends to seek shareholder approval at its upcoming 2023 Annual Meeting of Shareholders for the declassification of the Board. The intent is to fully declassify the Board by the 2026 Annual Meeting, with all directors being elected for one-year terms beginning with the 2026 Annual Meeting.

Mr. Sharan concluded, “At ON24, we take pride in our commitment to strong corporate governance. In that light, the declassification of our Board will further those efforts by modernizing our governance structure and in turn, we believe, benefit ON24 and all of our shareholders as we further our efforts to mature as a public company with enhanced governance practices.”

Shareholders are not required to take any action at this time, and ON24 will present the Board’s formal recommendation in the Company’s 2023 proxy statement, which will be filed with the U.S. Securities and Exchange Commission and made available to all shareholders eligible to vote at the 2023 Annual Meeting. The date of the 2023 Annual Meeting has not yet been scheduled.

Derek Schrier, Managing Partner of Indaba, commented, “We are extremely pleased to have reached this positive resolution with the Company and believe that the enhanced capital return program and the appointments of Mr. Mitchell and Ms. Paul will help the Company reach its full potential and create significant shareholder value.”

Pursuant to its cooperation agreement with the Company, Indaba has agreed to customary standstill, voting, and other provisions, under which Indaba will support the ON24 Board of Directors’ slate of nominees at the 2023 Annual Meeting. The full agreement between Indaba and ON24 will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Cynthia Paul

Cynthia Paul serves as the Chief Investment Officer and Chief Executive Officer of Lynrock Lake LP. Since December 2022, she has served on the Board of Directors of Allot Ltd. (NASDAQ: ALLT), a network intelligence and security-as-a-service solutions provider. From 2018 until the company’s sale in 2021, Ms. Paul served on the Board of Directors of DSP Group, Inc., (NASDAQ: DSPG), a publicly-traded semiconductor company. Ms. Paul served as Chairperson of the Nomination and Corporate Governance Committee, a member of the Audit Committee, and a member of the Compensation Committee. Ms. Paul also served as Chairperson of the Board of Directors of Conexant Systems, LLC, a privately-held semiconductor company, from 2013 until the company’s sale in 2017. From 2002 to 2017, Ms. Paul served as a portfolio manager at Soros Fund Management LLC (“SFM”), where she managed a portfolio across corporate credit, convertible and equity securities. Ms. Paul joined SFM in 2000 and served as a SFM representative for the Council on Foreign Relations and on SFM’s Investment Committee. Prior to joining SFM, she worked at The Palladin Group in 1999 and at JP Morgan from 1994 to 1999, most recently as Head of Convertible Research. Ms. Paul graduated from Princeton University in 1994 with an Independent Major in Statistics and Operations Research, a Certificate from the Princeton School of Public and International Affairs, and a Certificate in Engineering Management Systems. Ms. Paul is an advisory board member and former board member of AlphaSense Inc., a SaaS company providing intelligent search to enterprise customers.

About Ron Mitchell

Ron Mitchell is the Co-Founder and Chief Executive Officer at Humanity Health. Mr. Mitchell currently serves on the Board of Directors of Tabula Rasa HealthCare (NASDAQ: TRHC), where he serves on the Compensation and Strategic Opportunities Committees. Over the past 20 years, Mr. Mitchell has built and managed technology-enabled consumer and enterprise SaaS businesses delivering talent development and workforce solutions. Mr. Mitchell founded and served as the CEO of Virgil Holdings, Inc., a PE-backed company that owns and operates Hcareers, the leading talent recruitment platform in the hospitality industry and Virgil Careers, a career assessment and analytics platform. Prior to Virgil, Mr. Mitchell founded and served as CEO of CareerCore, Inc., an enterprise SaaS platform that enables organizations to scale executive leadership coaching. Previously, Mr. Mitchell was a General Partner of Provender Capital Group, LLC, a growth equity and venture fund making principal investments in media, financial services, and specialty retail sectors. His professional experience also includes Morgan Stanley, Mitchell & Titus, McKinsey & Co., and the Anschutz Corporation. Mr. Mitchell earned a B.A. from Harvard College and an M.B.A. from Harvard Business School.

About ON24

ON24 is on a mission to re-imagine how companies engage, understand and build relationships with their audience in a digital world. Through our leading sales and marketing platform for digital engagement, businesses use our portfolio of webinar, virtual event and content experiences to drive engagement and generate first-party data, delivering revenue growth across the enterprise – from demand generation to customer success to partner enablement.

ON24 powers digital engagement for industry-leading customers worldwide, including 3 of the 5 largest global technology companies, 3 of the 6 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers, enabling organizations to reach millions of professionals a month for billions of engagement minutes per year with all the first-party data being captured, generated and integrated from one place. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2023 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries. The other referenced trademarks and service marks are also owned by ON24, Inc. and may be registered in some countries.

About Indaba Capital Management

Indaba was founded in 2010 to invest in corporate equity and debt. It is based in San Francisco. Learn more at www.IndabaCapital.com.

Forward-Looking Statement

This document contains “forward-looking statements” under applicable securities laws. In some cases, such statements can be identified by words such as: “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including the risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

Important Additional Information and Where to Find It

The Company plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Prior to the 2023 Annual Meeting, ON24 will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investors.on24.com/overview/default.aspx) or by contacting Okapi Partners LLC by phone at (212-297-0720), by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Sharat Sharan, Jayesh Sahasi, James Blackie and Cynthia Paul, owns in excess of one percent

(1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders (the “2022 Proxy Statement”), filed with the SEC on April 27, 2022. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2022 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Media Contact:

Tessa Barron

press@on24.com

Investor Contacts:

Lauren Sloane, The Blue Shirt Group for ON24

investorrelations@on24.com